UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2007

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers

On July 18, 2007, the Executive Compensation and Human Resources Committee of the Board of Directors of Occidental Petroleum Corporation authorized grants of incentive awards under the Company’s 2005 Long-Term Incentive Plan to the executive officers named in the Company’s 2007 Proxy Statement and other employees. The named officers received performance-based, at-risk, awards, that are intended to link the greatest portion of their potential compensation to the Company’s performance over specified future performance periods. Each named officer received a Return on Equity Incentive award and a Total Shareholder Return Incentive award and one officer also received a Long-Term Incentive award. The forms of award agreements are attached as Exhibits 10.1, 10.2 and 10.3.

The Return on Equity Incentive is a cash award that vests and becomes payable at the end of the three-year performance period from July 1, 2007 through June 30, 2010, depending on the sum of the Company’s return on equity for each of the twelve quarters in the performance period. Payout will be at 200 percent of the target incentive amount specified in dollars on the award agreement for cumulative return on equity of 54 percent or more over the three-year period. No payout will be made unless cumulative return on equity is more than 33 percent.

The Total Shareholder Return Incentive is denominated in target performance shares, each of which is equal to one share of the Company’s common stock. The number of shares received at the end of the four-year performance period, which runs from July 18, 2007 through July 17, 2011, will depend on a peer company comparison of total stockholder return. The peer companies are: Anadarko Petroleum Corporation, Apache Corporation, BP p.l.c., Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation and Royal Dutch Shell plc. Depending on the Company's total stockholder return compared to the total stockholder returns of its peers, the grantee will receive an amount ranging from 0 percent to 150 percent of the target performance shares, which amount will be payable one-half in shares of the Company’s common stock and one-half in cash. During the performance period, dividend equivalents are paid with respect to the target performance shares in an amount equal to the dividend declared per share of common stock.

The Long-Term Incentive award is denominated in long-term incentive units, each of which is equal to one share of the Company’s common stock. One-third of each award becomes payable in cash after a continuous service period running from July 18, 2007 through July 17, 2008, 2009 and 2010, respectively. During the service period, dividend equivalents are paid with respect to the long-term incentive units in an amount equal to the dividend declared per share of common stock.

Payout for the Return on Equity Incentive, the Total Shareholder Return Incentive and the Long-Term Incentive awards depends on the grantee remaining employed throughout the applicable performance or service period; however, if the grantee becomes disabled, retires or is terminated for the convenience of the Company during the performance or service period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance or service period after such event. If the grantee dies during the performance or service period, the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period with respect to Return on Equity Incentive and the Total Shareholder Return Incentive awards but all unvested Long-Term Incentive awards will vest and become immediately payable. If the grantee is terminated for cause or terminates voluntarily, the award agreement will automatically terminate on the termination date and the grantee will forfeit the right to receive any payout under the award. In the event of a Change in Control Event (as defined in the Incentive Plan), the Return on Equity Incentive award and the Total Shareholder Return Incentive awards will vest on the date of Change of Control at the target incentive amount and target performance share level, respectively. The Long-Term Incentive awards vest immediately and become nonforfeitable unless, prior to the occurrence of the Change in Control Event, the plan administrator, determines otherwise.

Return on Equity and Total Shareholder Return Incentive awards were made to the six highest-paid executives, Dr. Irani and Messrs. Chazen, Morgan, Olson, de Brier and Hallock, in the following target incentive and target performance share amounts: $29,250,000 and 254,320 shares; $13,000,000 and 113,031 shares; $2,600,000 and 22,607 shares; $2,600,000 and 22,607 shares; $2,470,000 and 21,476 shares; and $800,000 and 9,689 shares; respectively. Mr. Hallock also received 9,689 long-term incentive units.

On July 19, 2007, the Board of Directors of the Company approved an extension of the February 2005 employment agreement with Dr. Ray R. Irani, the Company’s Chairman, President and Chief Executive Officer, from May 2010 to May 2015. All other terms and conditions of the agreement remain the same as in the 2005 agreement. Those other terms and conditions are described in the company’s report on Form 8-K filed on February 15, 2005, which is incorporated herein by reference. The form of employment agreement is attached as Exhibit 10.4.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award (Cash-based, Cash-settled Award)
10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-Settled Award)
10.3	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Long-Term Incentive Award Agreement (Equity-based, Cash-Settled Award)
10.4	Amended and Restated Employment Agreement, dated as of July 19, 2007, between Occidental and Dr. Ray R. Irani

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)
DATE: July 20, 2007	/s/ JIM A. LEONARD
Jim A. Leonard, Vice President and Controller (Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award (Cash-based, Cash-settled Award)
10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-Settled Award)
10.3	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Long-Term Incentive Award Agreement (Equity-based, Cash-Settled Award)
10.4	Amended and Restated Employment Agreement, dated as of July 19, 2007, between Occidental and Dr. Ray R. Irani